Exhibit 99.1

Press Release	Source: Chembio Diagnostics, Inc.

Chembio Diagnostics, Inc. Reports 2005 First Quarter Results

Monday May 16, 12:36 pm ET

MEDFORD, N.Y.--(BUSINESS WIRE)--May 16, 2005--Chembio Diagnostics, Inc. (OTCBB:CEMI - News) announced today results for its first quarter ended March 31, 2005.

The Company reported first quarter revenues were $731,885, a 25% increase compared to $585,312 for the same period in 2004. These results included $250,000 of revenue applicable to a one-time license agreement. The Company reported a net loss of $619,986 versus a net loss of $429,888 in the comparable 2004 period. A complete discussion of each of the components of the Company's operating results is provided in the Form 10-QSB filed with the SEC.

"During the first quarter the Company made significant progress toward its long term goal of significant revenue growth and profitability and the Company's management remains highly focused on reaching that milestone," commented Lawrence A. Siebert, Chembio's President.

Some of the highlights of the first quarter included:

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Submission of Chembio's HIV rapid tests Pre-market Application (PMA) to the United States Food and Drug Administration in February.

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Grant of "waiver" status by the United States Agency for International Development for Chembio's rapid HIV tests which allows these products to be purchased by US-funded international relief programs prior to receiving United States FDA approval.

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Qualification under the World Health Organization Bulk Procurement Scheme for the Company's rapid HIV tests. This permits United Nations funded programs and their beneficiary countries to purchase these products.

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Submission of the Company's initial application for its Non-Human primate TB test to the United States Department of Agriculture.

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Completion of the License and Technology Transfer Agreement with Prionics AG.

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Completion of our Series B $5 Million Private Placement of Convertible Preferred Stock.

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Appointment of three independent members to the Company's Board of Directors who will stand for re-election at our annual stockholders meeting on June 17, 2005.

Business Outlook:

The Company expects to achieve the following during the remainder of 2005:

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Continue the technology transfer and supply program in Brazil, for which the Company anticipates substantially increased volumes as compared with 2004.

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Develop additional local manufacturing collaborations for its HIV rapid tests in selected markets.

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Increase rapid HIV test product sales and market presence in targeted markets.

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Move closer to obtaining US FDA approval of its Stat Pak and Sure Check HIV Rapid tests, and USDA approval of its Non-Human Primate TB test, and to securing their marketing and distribution in the United States.

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Develop new rapid test platforms that are patent protected and that will enable greater levels of sensitivity than conventional lateral flow platforms.

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Generate revenues from and develop new markets in Latin America for Chembio's rapid test for Chagas Disease.

ABOUT CHEMBIO

Chembio Diagnostics, Inc. (Chembio) possesses expertise in the development and manufacturing of rapid test products for various infectious diseases, including HIV, Tuberculosis and Chagas Disease. References to Chembio Diagnostics, Inc. may actually refer to Chembio Diagnostic Systems, Inc., the 100%-owned subsidiary of Chembio Diagnostics, Inc. Chembio is located at 3661 Horseblock Road, Medford, NY 11763. Chembio's telephone number is 631-924-1135. Email can be directed to info@chembio.com. Additional information can be found at www.chembio.com.

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and the demand for the Company's products. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission.

Contact:

     CEOcast, Inc. for Chembio Diagnostics:

     Ed Lewis, 212-732-4300, ext. 225

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